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C&S-515 (REV. 8/96)              EXHIBIT 4.2

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                            MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
                             CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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  (Date Received)                                                       (For Bureau Use Only)

    Dec 11 1997

                                                                                FILED
                                                                             DEC 11 1997

  Name                                                                    Administrator
  Gayle Aiken                                             MI DEPT. OF CONSUMER & INDUSTRY SERVICES
  Honigman Miller Schwartz and Cohn                         CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
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  Address
  2290 First National Building
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  City                 State            Zip Code
  Detroit              MI               48226
                                                      EFFECTIVE DATE:
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Document will be returned to the name and address you enter above.
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          CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
            FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS



        Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following certificate:


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1.   The name of the corporation or limited liability company is: Arbor Drugs, Inc.

2.   The identification number assigned by the Bureau is:  / 1 / 0 / 2 / - / 4 / 2 / 4 /
                                                           --- --- ---     --- --- ---

3.   The location of the registered office is:  3331 West Big Beaver Road, Troy, Michigan 48084


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4.   Article III of the Articles of Incorporation is hereby amended to read in its entirety as follows:

ARTICLE III
The total authorized capital stock is:

1.   Common Shares                 100,000,000                             Par Value Per Share $.01
     Preferred Shares              2,000,000                               Par Value Per Share $.01
2.   A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: The Board of Directors may cause the corporation to issue preferred stock in one or more series, each series to bear a designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board. Such resolution, when filed, shall constitute amendments to these Restated Articles of Incorporation.
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5. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors of trustees.)

   The foregoing amendment to the Articles of Incorporation was duly adopted on the _____ day of _________, ____, in accordance with the provisions of the Act by the unanimous consent of incorporator(s) before the first meeting of the Board of Directors or Trustees.


   Signed this _____ day of ____________ , ____


   _____________________________________    ____________________________________
               (Signature)                               (Signature)

   _____________________________________    ____________________________________
      (Type or Print Name and Title)           (Type or Print Name and Title)


6. (For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)
   The foregoing amendment to the Articles of Incorporation was duly adopted on the 2nd day of December, 1997 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)


   [X]  at a meeting. The necessary votes were cast in favor of the amendment.

   [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
        Section 407(l) of and (2) of the Act if a nonprofit corporation, or
        Section 407(l) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

   [ ] by written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

        Signed this 9th  day of December, 1997


                          By  /s/ Gilbert C. Gerhard
                            ----------------------------------------------------
                                Gilbert C. Gerhard,
                                Senior Vice President-Finance and Administration


7. (For a nonprofit corporation whose articles state the corporation is organized on a directorship basis.)
   The foregoing amendment to the Articles of Incorporation was duly adopted on the _____ day of ___________, ____ by the directors of a nonprofit corporation whose Articles of Incorporation state it is organized on a directorship basis (check one of the following)

   [ ]  at a meeting. The necessary votes were cast in favor of the amendment.

   [ ] by written consent of all the directors pursuant to Section 525 of the Act.

        Signed this _____ day of ___________ , ____


                                     By
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                                          (Signature of President,
                                          Vice-President, Chairperson or
                                          Vice-Chairperson)

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                                                (Type or Print Name and Title)